                       SCHEDULE 13E-3

               SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                Rule 13e-3 Transaction Statement
   (Pursuant to Section 13(e) of the Securities Exchange Act of 1934)

                    International Design Group, Inc.
            -----------------------------------------------
                        (Name of the Issuer)

                    International Design Group, Inc.
            -----------------------------------------------
                (Name of Person(s) Filing Statement)

                     $0.05 Par Value Common Stock
            -----------------------------------------------
                  (Title of Class of Securities)

                           458931-30-0
            -----------------------------------------------
                (CUSIP Number of Class of Securities)

                    Stanley F. Freedman, Esq.
              Krys Boyle Golz Freedman & Scott, P.C.
                    600 Seventeenth Street
                    Suite 2700 South Tower
                    Denver, Colorado 80202

                    Telephone:  (303) 893-2300
                        Facsimile:  (303)
893-2882
-----------------------------------------------------------------------------
(Name, Address and Telephone Number of Person Authorized to Receive
Notices and Communications on Behalf of Person(s) Filing Statement)

     This statement is filed in connection with (check the appropriate box):

     a.   [ X ]
  The filing of solicitation materials or an information statement subject to Regulation 14A [17 CFR 240.14a-1 to 240.14b-1], Regulation 14C [17 CFR 240.14c-1 to 240.14c-101]

     b.   [  ]

  The filing of a registration statement under the Securities Act of 1933.
     c.   [  ]

  A tender offer.

     d.   [  ]

  None of the above.


         [ X ]
Check the box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies.

                                            Calculation of      Amount of
Transaction Valuation                         Filing Fee       Filing Fee
-------------------------                  ----------------   ------------
$382,239 is the maximum aggregate amount    1/50th of 1% of       $76.45
of cash payments that the Registrant          $382,239
would be required to pay to stockholders in lieu of fractional shares as the result of the proposed transaction which is the subject of this Schedule 13E-3 Transaction
Statement



Check the box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:__________________________


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Item 1.     Issuer and Class of Security Subject to the Transaction.

(a)    The name of the issuer is International Design Group, Inc. (the
       "Company").

(b)    The address of the Company's principal executive offices is:

                    1815 Griffin Road, Suite 402
                    Dania, Florida  33004

(c) The Company's Common Stock has been quoted in the "pink sheets" since October 31, 1989, and is only traded sporadically. Accordingly, there is no current established public market for the Common Stock. From 1989 through 1994, quotations for the stock that are reflected in the Company's periodic reports were estimated, on a calendar basis, by one of the market makers in the Company's Common Stock. Since the beginning of 1995 quotations have been obtained from the National Quotation Bureau. Inter-dealer quotations (without adjustment for retail mark-up, mark-down or commissions, and which do not necessarily represent actual transactions) indicate that the average bid price for the stock during the past six months was $0.193 per share. The current bid price is $0.1875 per share.

(d) No dividends have been paid on the Company's Common Stock during the past two years and no dividends are presently anticipated. The
Company
       is a party to certain loan documents (a senior loan from an unaffiliated bank and a subordinated loan from a director of the Company) which by their terms prohibit the Company from declaring or paying any dividends without first obtaining the written consent of each of the respective lenders.

(e) The Company has not offered or sold any securities for cash pursuant to any underwritten offering during any of the past three years.

(f)    The Company has made sporadic purchases of odd-lots of its Common
Stock
       since the commencement of the Company's second full fiscal year preceding the date of this schedule at prices varying from $0.16 to $0.50 per share. The average purchase prices for each quarterly period
       of the Company are as follows:

                                       Number of        Average Purchase
    Quarter Ended                    Transactions       Price Per Share
    ------------------               ------------      ----------------
    May 31, 1994                         6                  $0.32

    August 31, 1994                      0                  $0.00

    November 30, 1994                    1                  $0.29

    February 28, 1995                    5                  $0.35

    May 31, 1995                         2                  $0.37

    August 31, 1995                      3                  $0.28

    November 30, 1995                    2                  $0.29

    February 29, 1996                    3                  $0.29

    May 31, 1996                         0                  $0.00

    August 31, 1996                      0                  $0.00

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
  Item 2.     Identity and Background.

     The person filing this schedule is the issuer.

Item 3.     Past Contacts, Transactions or Negotiations.

     This schedule is not being filed by any affiliate of the issuer.

Item 4.     Terms of the Transaction.

   (a)  The material terms of the Rule 13e-3 transaction are as follows:

Pursuant to a resolution adopted on October 22, 1996, the Company's Board of Directors has unanimously recommended that the Company "go private" by undertaking a reverse stock split pursuant to which one new share of the Company's Common Stock will be issued in exchange for each 12,500 shares of the Company's Common Stock that are currently issued and outstanding, and one new share of the Company's Preferred Stock will be issued in exchange for each
12,500 shares of the Company's Preferred Stock that are currently issued and outstanding. Shares of the Company's Common Stock and Preferred Stock that are currently issued and outstanding are hereinafter referred to as the "Old Shares," and the shares of Common Stock and Preferred Stock that will become issued and outstanding upon consummation of the proposed reverse stock split are hereinafter referred to as the "New Shares."

To the extent that this reverse stock split results in any stockholder owning less than a full New Share, the Company will pay cash for each such fractional share in an amount equal to the appropriate fraction of $.36 per whole share (which represents the fair value of a whole share before the consummation of the proposed reverse stock split as determined by the Company's Board of Directors).

  (b) There is no term or arrangement concerning the Rule 13e-3 transaction relating to any security holder of the issuer which is not identical to that relating to other security holders of the same class of securities of the issuer; however, the fair value of fractional shares of Common Stock was determined by the members of the Board of Directors (all of whom own stock and none of whom will be eliminated by the reverse split) in their sole discretion utilizing what they consider to be reasonable indicators of the value of the Company's stock at the present time. No fairness opinion has been obtained with respect to the subject reverse stock split and no outside experts were consulted by the Board of Directors in making its determination.
Item 5.     Plans or Proposals of the Issuer or Affiliate.

     There is currently no known plan or proposal of the issuer or any affiliate regarding activities or transactions which are to occur after the 13e-3 transaction which relate to or that would result in:

  (a) An extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the issuer or any of its subsidiaries;

  (b) A sale or transfer of a material amount of assets of the issuer or any of its subsidiaries;

  (c) Any change in the present board of directors or management of the issuer including, but not limited to, any plan or proposal to change the number or term of directors, to fill any existing vacancy on the board or change any material term of the employment contract of any executive officer;

  (d) Any material change in the present dividend rate or policy or indebtedness or capitalization of the issuer (except that the issuer intends to continue to seek additional sources of equity and/or debt financing in order to expand its existing business); or

  (e) Any other material change in the issuer's corporate structure or business (except that the issuer intends to continue to seek additional sources of equity and/or debt financing in order to expand its existing business).

     The issuer's $0.05 par value Common Stock will become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934 as the result of the proposed reverse stock split.


Item 6. Source and Amounts of Funds or Other Consideration

     Please see "PROPOSED REVERSE STOCK SPLIT-Financing of the Reverse Stock Split" in the Information Statement for the Company which is filed herewith and incorporated herein by reference.

Item 7.  Purpose(s), Alternatives, Reasons and Effects

     Please see the following sections in the Information Statement for the Company filed herewith and incorporated herein by reference:

     Items 7(a), (b) and (c):

       PROPOSED REVERSE STOCK SPLIT

       PROPOSED REVERSE STOCK SPLIT-Reasons for the Reverse Stock Split

     Item 7(d):

       PROPOSED REVERSE STOCK SPLIT-Conduct of the Company's Business
                                    After the Reverse Stock Split

       PROPOSED REVERSE STOCK SPLIT-Certain Federal Income Tax Consequences


Item 8.  Fairness of the Transaction

     Items 8(a) and (b): Please see "PROPOSED REVERSE STOCK SPLIT-Fairness of the Reverse Stock Split-Determination of Fair Value" in the Information Statement for the Company which is filed herewith and incorporated herein by reference.

     Item 8(c): The Reverse Stock Split has not been structured so that the approval of at least a majority of unaffiliated security holders is required.

     Item 8(d): Please see "PROPOSED REVERSE STOCK SPLIT-Fairness of the Reverse Stock Split-Absence of Independent Third Party Valuation of Arm's Length Negotiations" in the Information Statement for the Company which is filed herewith and incorporated herein by reference.

     Item 8(e): The Reverse Stock Split has been approved by all directors, two of whom are employees of the Company.

     Item 8(f):  No offers have been received.

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Item 9.  Reports, Opinions, Appraisals and Certain Negotiations

     Please see "PROPOSED REVERSE STOCK SPLIT-Fairness of the Reverse Stock Split-Absence of Independent Third Party Valuation of Arm's Length Negotiations-Determination of Fair Value" in the Information Statement for the Company which is filed herewith and incorporated herein by reference.

Item 10.  Interest in Securities of the Issuer

     Item 10(a): Please see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" in the Information Statement for the Company which is filed herewith and incorporated herein by reference.

     Item 10(b): Please see "PROPOSED REVERSE STOCK SPLIT-Recent Purchases of Stock by the Company and/or Affiliates" in the Information Statement for the Company which is filed herewith and incorporated herein by reference.

Item 11. Contracts, Arrangements or Understandings with Respect to the Issuer's Securities

     No contracts, arrangements, understandings or relationships in connection with the Reverse Stock Split exist between the Company and any third party relating to the securities of the Company.

Item 12. Present Intention and Recommendation of Certain Persons with Regard to the Transaction

     Item 12(a): Please see "PROPOSED REVERSE STOCK SPLIT-Conduct of the Company's Business after the Reverse Stock Split-Stockholders Eligible to Continue as Stockholders without Additional Purchases" in the Information Statement for the Company which is filed herewith and incorporated herein by reference.

     Item 12(b): As all persons named in Item 12(a) are directors of the Company, they have, in effect, by voting to approve the Reverse Stock Split made a recommendation in favor of such Reverse Stock Split.

Item 13.  Other Provisions of the Transaction

     Item 13(a): Please see "PROPOSED REVERSE STOCK SPLIT-Lack of Appraisal Rights" in the Information Statement for the Company which is filed herewith and incorporated herein by reference.

     Item 13(b): There are no provisions to allow unaffiliated stockholders to obtain access to the corporate files of the issuer (other than those set forth in the Delaware General Corporation Law and the Bylaws of the Company) or to obtain counsel or appraisal services at the expense of the Company.
Item 14.  Financial Information

     Please see "Financial Information" and "Summary Financial Information" in the Information Statement for the Company which is filed herewith and incorporated herein by reference.

Item 15.  Persons and Assets Employed, Retained or Utilized

     No officer, employee, class of employee or corporate asset has been or is proposed to be employed, availed of or utilized by the Company in connection with the Reverse Stock Split, except that officers and employees of the Company have caused this Schedule 13E-3 transaction statement and the Information Statement to be prepared during the normal course of their employment with the Company, and the Company is paying all of the costs and other expenses associated with the preparation of this Schedule 13E-3 and the Information Statement, the preparation and providing of such notices and other communications to and with stockholders as may be necessary or appropriate under the circumstances and all of the costs and expenses associated with the consummation of the Reverse Stock Split. No person has been retained or employed by the Company to make solicitations or recommendations in connection with the Reverse Stock Split.

Item 16.  Additional Information

     There is no additional information necessary to make the required statements made herein not materially misleading.

Item 17.     Material to be Filed as Exhibits

     There are no exhibits.

                          SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete, and correct.



November 15, 1996                  by: /s/ David Raymond, President
-----------------                     -----------------------------
     Date                                    Name and title





(sched13e.idg)















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